UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 19, 2006

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

Attachment I of this Form 8-K is the transcript of IBM’s Chief Financial Officer Mark Loughridge’s first quarter earnings presentation to securities analysts on April 18, 2006. Attachment II are the charts for such presentation and certain reconciliation and other information.  Attachment III is additional information. All of the information in Attachment I, II and III is hereby filed except for the information in Attachments I and II set forth below, which is furnished but not filed.

Attachment I (Transcript)

The following statements on Page 2

“Without PCs and the impact of currency, revenue was up 4 percent.”

“Revenue was flat, but up 4 percent at constant currency

Our pre-tax income was up 24 percent.”

The following statements on Page 4:

“Without the PC business, revenue was flat.”

“And without the PC business and the impact of currency, our revenue was up 4 percent.”

“Without the PC business in our 2005 results, hardware was up 3 percent, and up 6 percent at constant currency.”

The following statements on Page 5:

“At 6 percent, the Americas delivered its best growth rate in 6 quarters, led by software and services performance.”

“Growth in Europe accelerated to 3 percent.”

“Asia Pacific revenue declined 2 percent this quarter.”

“Together, these four countries grew 18 percent. Year-to-year growth was led by India, up 61 percent over the first quarter of last year, while China grew 15 percent, Brazil grew 1 percent and Russia 48 percent.”

The following statements on Page 7:

“Without the improvement from divesting the low margin PC business, margin was up five tenths of a point.”

“Without PCs, the hardware gross profit margin was down 4.1 points.”

The following statements on Page 8:

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“Without the PC results in 2005, Expense and Other Income was better by 6 percent.”

“but improved 1.7 points year-to-year adjusting for the divested PC business.”

The following statements on Page 9:

“For the full year we now expect these plans to cost us between $2.3 and $2.4 billion, a $200 to $300 million year-over-year impact, excluding last year’s one-time charges. This is less than the previously estimated $400 to $500 million range, due to reductions in our non-US pension funds.”

The following statements on Page 10:

“Excluding the pension funding from both years, we generated over $900 million more cash from operations year-to-year.”

“Adjusted for the sale of the PC business, inventory was down over $275 million, primarily in microelectronics.

The following statement on Page 11:

“Without the pension contributions, we generated over $900 million more cash flow this year.”

The following statement on Page 23:

“drove revenue growth of 4 percent.”

Attachment II (Charts)

In the chart on Page 3 (1Q06 FINANCIAL SUMMARY), all the data in the column entitled “B/(W) Yr/Yr w/o 2005 PC Results” except the data in the rows identified as “Shares (Diluted) (M)” and “EPS”.

In the chart on Page 4 (REVENUE), all the data in the column identified as “@CC w/o PC” except the data in the row identified as “Other”.

In the chart on Page 5 (GEOGRAPHIC REVENUE), all the data in the column identified as “@ CC w/o PC” except the data in the row identified as “OEM”.

In the chart on Page 6 (GROSS PROFIT MARGIN), all the data in the two rows identified as “w/o PC”.

In the chart on Page 7 (EXPENSE SUMMARY), all the data in the two rows identified as “w/o PCs”.

On Page 13 (CLOSING REMARKS), the following data:  “4% Revenue growth at constant currency w/o PCs”

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In the chart on S-2 (REVENUE - KEY INDUSTRY SALES UNITS), all the data in the two columns under “w/o PC B/(W) Yr/Yr”.

The chart on S-3 (PC RESULTS).

In the chart on S-4 (CURRENCY: YEAR-TO-YEAR COMPARISON), all the data in the row identified as “IBM excluding PC”.

In the chart on S-10 (RECONCILIATION TO NET CASH FROM OPERATIONS), all the data in the row identified as “Net Cash from Operations (Cont. Ops.), excl GF Rec, Excl Pension Funding, incl Net Capital Investments”

The charts on S-11 (RECONCILIATION OF ESTIMATED 2006 RETIREMENT-RELATED COST) and S-12 (RECONCILIATION OF REVENUE GROWTH IN EMERGING COUNTRIES).

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 19, 2006

By:

/s/ Timothy S. Shaughnessy

Timothy S. Shaughnessy
Vice President and Controller

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Attachment I

INTRODUCTION

Thank you. This is Patricia Murphy, Vice President of Investor Relations for IBM. Here with me today is Mark Loughridge, IBM’s Senior Vice President and Chief Financial Officer. Thank you for joining our first quarter earnings presentation.

By now, the opening page of the presentation should have automatically loaded, and you should be on the title page – Chart 1.

The charts will automatically advance as we move through the presentation. However, if you prefer to manually control the charts, at any time you can un-check the synchronize button on the left of the presentation.

As always, the prepared remarks will be available in roughly an hour, and a replay of this webcast will be posted to our Investor Relations website by this time tomorrow.

This presentation includes certain non-GAAP financial measures, in an effort to provide additional information to investors.

All non-GAAP measures have been reconciled to their related GAAP measures in accordance with SEC rules. You will find reconciliation charts at the end, and in the Form 8-K to be submitted to the SEC.

For those of you who are manually controlling the charts, please click on the Next button for Chart 2.

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially.

Additional information concerning these factors is contained in the company’s filings with the SEC. Copies are available from the SEC, from the IBM web site, or from us in Investor Relations.

Now, let’s go to Chart 3, and I’ll turn the call over to Mark Loughridge.

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IBM RESULTS – FIRST QUARTER

Thanks Patricia.

In the first quarter:

We delivered $20.7 billion in revenue, which was down 10 percent as reported. Without PCs and the impact of currency, revenue was up 4 percent.

Our pre-tax income was $2.4 billion, up 21 percent.

And we delivered earnings per share of $1.08, up 27 percent year-to-year.

Remember that in 2005 our first quarter results included the PC business. On a comparable basis, without the now-divested PC business:

Revenue was flat, but up 4 percent at constant currency,

Our pre-tax income was up 24 percent,

And earnings per share were up 30 percent.

And our cash and balance sheet remain strong.

Net cash from operations, excluding Global Financing Receivables, was $700 million, up $1.6 billion year-to-year.

And we ended the quarter with $12.3 billion of cash on hand, and low debt levels for our non-financing business.

Before getting into the details of our first quarter results, I want to spend a moment on a discussion of the structure of our business.

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We’ve done a lot to reposition our business model over the last couple of years to focus on higher-value solutions. We’ve exited commoditizing businesses, such as hard disk drives, displays, and most recently, the PC business. At the same time, we’ve been a strategic acquirer of higher-value software and services capabilities. The result is a business structure, and profit profile, that is relatively balanced between services, hardware, and software. The business mix varies by quarter, based on the skew of our business throughout the year. In the first quarter, hardware and financing represented a smaller percentage, as is typical.

The strength of the IBM business model is not in any single component, it is in our ability to integrate and package across our segments to create solution offerings for our clients. And by executing that model, we can generate more consistent cash and earnings over the long-term, enabling investments for future growth and consistent returns of cash to shareholders in the form of dividends and share repurchase.

At the same time, we’re working to create a truly globally-integrated company. Let me give you a few examples.

Last year we restructured our European operations to create a more streamlined and efficient management system, and a more competitive cost structure.

We have globalized our support functions, and created global competencies in our services business, to leverage our scale, drive efficiency and increase responsiveness.

And we are shifting resources to utilize highly-skilled talent in emerging countries.

We saw the benefit of these actions in the second half of last year, and it continued in the first quarter.

As we get into the details of the quarterly results, you’ll see that our performance once again reflects the strength of our business model, the global scope of our enterprise, and the ability of our broad portfolio to consistently generate strong earnings and cash.

Now, let’s start with revenue – Chart 4.

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REVENUE

Total Revenue in the first quarter was down 10 percent year-to-year as reported. Without the PC business, revenue was flat. And without the PC business and the impact of currency, our revenue was up 4 percent.

Global Services was down 1 percent year-to-year as reported, but up 3 percent at constant currency.

The cumulative effect of year-to-year improvement in long-term signings over the last several quarters, and an increase in short-term signings in the current quarter, contributed to a sequential improvement in the revenue growth rate.

Hardware revenue was down 32 percent as reported. Without the PC business in our 2005 results, hardware was up 3 percent, and up 6 percent at constant currency.

Our hardware results were mixed by brand, with good performance in microelectronics, System x servers and our storage business, offset by weak sales in our other server brands.

Software revenue was up 2 percent, and up 6 percent at constant currency.

This performance was led by double-digit growth in our key middleware brands, with particular strength in WebSphere and Tivoli.

Global Financing revenue was up 1 percent as reported, and up 4 percent at constant currency, driven by the interest rate environment. And customer financing originations, or signings, were up double-digits.

Now let’s turn to revenue by geography – Chart 5.

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REVENUE — GEOGRAPHIC

To provide the best view of our ongoing geographic performance, I’ll focus my comments on the results without PCs at constant currency.

Looking at the geographies:

At 6 percent, the Americas delivered its best growth rate in 6 quarters, led by software and services performance.

All regions grew, with continued solid performance in the United States.

Growth in Europe accelerated to 3 percent.

France and Spain showed solid growth, and Italy returned to growth.

The UK was also up, but Germany declined.

While results remain mixed by country, overall our performance improved, due to a combination of a slowly improving economic environment and better execution under our new management system.

Asia Pacific revenue declined 2 percent this quarter.

The performance continued to be impacted by Japan, which represents about 60 percent of the Asia Pacific revenue base. We are continuing to implement actions to improve performance. While we saw modest improvement this quarter, revenue still declined.

In all other Asia Pacific regions, growth improved. The strongest growth came from China and India.

China and India, together with Brazil and Russia, represent our key emerging countries.

Together, these four countries grew 18 percent. Year-to-year growth was led by India, up 61 percent over the first quarter of last year, while China grew 15 percent, Brazil grew 1 percent and Russia 48 percent.

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We’re building capability in these emerging countries, especially in India and China. In these two countries alone we ended the first quarter with 45,000 resources to support the local demand as well as global demand. But it’s not just about putting resources in low cost countries. It’s about having access to the right skills in the right place for the right tasks. It’s about bringing together the front end capabilities with the back end processes, to provide higher-value solutions.

We’ll continue to shift investments to these high growth markets.

Finally, our OEM growth was 26 percent in the first quarter, driven by strong game chip performance in our microelectronics business.

Now we’ll move on to gross profit – Chart 6.

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GROSS PROFIT MARGIN

Gross profit margin in the first quarter was 39.1 percent, up 3.1 points year-to-year. Without the improvement from divesting the low margin PC business, margin was up five tenths of a point.

Global Services gross profit margin was up 2.3 points year-to-year. The trends we saw in the second half of last year continued, with the improvement achieved through good yield from our productivity initiatives, and improved utilization.

Hardware gross profit margin improved 3.6 points year-to-year, driven by the divestiture of the PC business. Without PCs, the hardware gross profit margin was down 4.1 points. We’ll comment on margin dynamics when we get to the hardware section.

Software gross profit margin improved four tenths, lifted by strong revenue performance off of a relatively fixed cost base.

Global Financing gross profit margin was down 1.3 points, due primarily to lower financing spreads. For the quarter, Global Financing’s Return on Equity was 34 percent.

Now, let’s turn to expense – Chart 7.

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EXPENSE SUMMARY

Total Expense and Other Income declined 10 percent in the first quarter, as reported.

Without the PC results in 2005, Expense and Other Income was better by 6 percent. Expense to revenue was 27.3 percent, about flat as reported, but improved 1.7 points year-to-year adjusting for the divested PC business.

Each quarter, to help investors understand the drivers of our operational performance, we highlight those items, in cost and expense, that significantly impacted our profit growth. We refer to this as our “roadmap”.

In the first quarter, we had a couple of items that significantly helped our profit growth.

We continued to benefit from our second quarter 2005 productivity initiatives. These actions were designed to give us a more competitive cost structure, and more pricing flexibility. As we’ve discussed in the past, some of the benefit flows through to price, some is invested back in the business, and some goes to the bottom line.

Total equity compensation was down about $85 million year-to-year, due primarily to lower grants over the last few years.

Continued workforce rebalancing is a part of any vital company, with the amount in any quarter likely to vary. During first quarter these charges were down $65 million year-to-year.

And this quarter, Other Income benefited from a $94 million year-to-year increase to interest income, reflecting our strong cash balance and increasing interest rates.

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Turning to the items that hurt our year-to-year profit growth:

Retirement-related plans, both pension and retiree medical, generated $623 million of cost and expense in the quarter, a year-to-year hurt of $74 million. For the full year we now expect these plans to cost us between $2.3 and $2.4 billion, a $200 to $300 million year-over-year impact, excluding last year’s one-time charges. This is less than the previously estimated $400 to $500 million range, due to reductions in our non-US pension funds. Though we are still facing a significant year-to-year increase, we are making progress in our efforts to mitigate the impact.

Before moving on to our cash flow performance, let me comment on currency.

The US dollar has generally strengthened since the first quarter of 2005. IBM hedges its major cross-border cash flows and, as a result, mitigates the effect of currency volatility in the year-over-year results. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as cost of goods sold. This quarter, consistent with the fourth quarter, hedging programs account for approximately $150 million of the improvement in Other Income and Expense. Keep in mind that this benefit offsets the negative impact of currency translation throughout our income statement.

I’m not going to predict future currency moves, but at current spot rates we would expect a 1 to 2 point impact to revenue growth in the second quarter, before moderating in the second half of the year. Over an extended period of time, a stronger US dollar negatively impacts IBM’s revenue and earnings.

The supplemental chart at the end of the presentation benchmarks currency’s potential future impact on revenue, assuming Monday’s exchange rates.

Now let’s turn to Cash Flow – Chart 8.

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CASH FLOW

In the first quarter, we had outstanding cash generation. Our cash from operations excluding Global Financing receivables was the strongest first quarter we have seen in the last five years, driven by our earnings and accounts receivable performance.

This cash flow analysis chart has one primary difference from the FAS 95 format. It considers our Global Financing Receivables as an investment to generate profit, not as Working Capital that should be minimized for efficiency.

In the first quarter, Net Cash Provided from Operations, excluding the change in Global Financing Receivables, was over $700 million, an increase of over $1.6 billion from last year.

Last year, in the first quarter, we contributed $1.7 billion to the US pension fund, while this year we made a one billion dollar pension contribution to the UK pension fund. Excluding the pension funding from both years, we generated over $900 million more cash from operations year-to-year.

Our cash performance was driven primarily by growth in Net Income, and our continued focus on working capital and supply chain management.

Within working capital, receivable collections continued to improve.

Inventory decreased over $450 million year-to-year. Adjusted for the sale of the PC business, inventory was down over $275 million, primarily in microelectronics.

Also in working capital, we paid out $250 million in restructuring cash payments, and funded a one billion dollar contribution to the UK pension fund in the first quarter of 2006.

Turning to our use of cash for investments:

Net Capital Expenditures were one billion dollars, consistent with last year’s activity.

Let me make a subtotal here since many investors look at cash flow after Capital Expenditures. Net of capital expenditures we had a use of cash of less than $300 million, a net increase in cash flows of $1.6 billion year-to-year.

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Without the pension contributions, we generated over $900 million more cash flow this year.

Next, our Global Financing Receivables, net of changes in Global Financing Debt, were a source of $2.9 billion. This was almost $200 million less than last year.

We spent approximately $700 million on acquisitions in the first quarter, primarily driven by the software acquisition of Micromuse.

We continue to drive very strong returns to shareholders. We returned over $2.8 billion to investors in first quarter.

Two point five billion dollars of this was through share repurchase.

We bought back over 31 million shares, and average diluted shares were at 1.6 billion, down 4.4 percent from a year ago.

We have approximately $2.5 billion remaining at the end of March from our last Board authorization.

And, in the first quarter we paid out over $300 million in dividends.

Over the last 10 years, we have returned over $70 billion to our shareholders thru share buyback and dividends.

Moving on to Chart 9, we’ll discuss the Balance Sheet.

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BALANCE SHEET

Our cash on hand was $12.3 billion.

Ninety-four percent of our total debt of $22.5 billion was driven by our Global Financing business, and Global Financing was leveraged at an appropriate 6.9 to 1.

The remaining non-financing debt level was about $1.4 billion and debt-to-capital was 4.4 percent.

Our Balance Sheet remains very strong and we are well positioned to capitalize on future opportunities and meet our cash needs.

Now let’s turn to our business units, starting with Global Services – Chart 10.

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GLOBAL SERVICES

Global Services delivered revenue of $11.6 billion, declining 1 percent as reported and up 3 percent at constant currency.

Signings for services this quarter were $11.4 billion at constant currency. Shorter-term signings were up 5 percent, and longer-term signings were up 20 percent. This quarter we signed 13 deals larger than $100 million, and our backlog remains stable, estimated at $111 billion.

Before turning to our Services businesses, let me remind you of the management system changes we made last quarter. Global Services segment results will now be reported as two segments.

Global Technology Services Segment primarily reflects infrastructure services, delivering value through our global scale, standardization, and automation. It includes our outsourcing businesses, both Strategic Outsourcing and Business Transformation Outsourcing, Integrated Technology Services and Maintenance.

Global Business Services Segment primarily reflects professional services, delivering business value and innovation to clients through solutions which leverage industry and business process expertise. It includes consulting, systems integration, and application management services.

With these new segments, we are providing additional information to help investors understand our services business, including revenue performance of our Business Transformation Outsourcing business, and long and short term signings for each of the segments.

Let me get into each of the businesses.

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Global Technology Services delivered revenue of $7.7 billion, declining 1 percent as reported, but up 2 percent at constant currency.

For the segment, longer-term signings were up 40 percent year-to-year, and shorter-term signings were up 3 percent. We delivered double-digit signings growth across all geographies in the quarter.

Strategic Outsourcing revenue was down 3 percent as reported, and flat at constant currency.

Signings increased 50 percent year-to-year, led by strong growth in the Americas, and both Europe and Asia Pacific growing double-digits.

Business Transformation Outsourcing revenue was up 47 percent as reported, and up 51 percent at constant currency. I should note that one large contract renegotiation drove 12 points of the growth.

Our BTO revenue grew in all geographies, reflecting broad-based customer acceptance of our offerings.

BTO signings were down 9 percent year-to-year, coming off very strong growth in 2005. Like Strategic Outsourcing, BTO engagements are longer term, and so signings in any period can be lumpy.

Integrated Technology Services revenue was down 6 percent as reported, and down 3 percent at constant currency.

Revenue continued to be impacted by signings declines in the third and fourth quarters of last year.

We’re continuing to implement actions to improve the Integrated Technology Services business.

We have added about one-third more people into our business development and sales coverage roles who will be focused on selling our Infrastructure Solutions and our traditional services.

The Infrastructure solutions that we launched are gaining traction in the market as customers see the value created by leveraging IBM’s market leading software and hardware. For example, we see strong interest in IT Resource Optimization, End User Services and Business Continuity.

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While we still have work to do, we did see a reversal in the signings trend this quarter, up 3 percent.

Turning to margin, Global Technology Services pre-tax margin was 10.3 percent, an improvement of 2.5 points year-to-year.

This was driven by the cost and expense benefit of last year’s productivity initiatives, sales execution and operational improvements, and a better contract profile.

Global Business Services delivered $3.8 billion of revenue, declining 1 percent as reported but up 4 percent at constant currency.

For the segment, shorter-term signings were up 5 percent year-to-year, and longer-term signings were down 27 percent.

Revenue performance this quarter was driven by strong growth in our Consulting offerings in the Americas, and in our Application Management Services offerings in the Americas and Europe. Overall revenue growth however, continues to be impacted by weakness in Asia Pacific, and in particular, Japan.

Last quarter, I talked about some of the actions we were taking to improve growth in our Consulting business. Let me give you a sense of how we are doing.

We are continuing to increase the level of dedicated sales resource to drive our Business and Web Services and SOA solutions.

We invested in resource to address mid-market opportunities, which contributed to double-digit growth in small and medium business.

And we increased the level of services resource in Asia Pacific. This quarter shorter-term signings growth exceeded 20 percent, but we still have more work to do to yield better results in this region.

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Turning to margin, Global Business Services pre-tax margin was 8.5 percent, an improvement of 4.7 points year-to-year.

This represents a substantial improvement in margin. The improvement came from increased utilization and operational improvements, and the cost and expense benefit from last year’s productivity initiatives.

So to wrap up the first quarter for Global Services:

We are beginning to see the expected turnaround in our services business, driven by long-term signings growth over the past four quarters.

We improved growth in Global Business Services indicating that we are beginning to get traction from the initiatives we’ve implemented over the past two quarters.

And we improved margins in both Services segments, while making our services business more cost competitive.

To improve performance going forward, we’ll continue to focus on actions to improve our Integrated Technology Services business, and Global Business Services in Japan.

Now I’ll move on to Systems and Technology Group – Chart 11.

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SYSTEMS AND TECHNOLOGY

Systems and Technology Group revenue of $4.4 billion grew 3 percent year-to-year, and 6 percent at constant currency. Growth was led by Microelectronics, System x servers, Storage, and Retail Store Solutions.

While gross margin was up for hardware overall, excluding the PC business in 2005 it was down year-to-year. Product mix negatively impacted Systems and Technology profit on two levels.

First, we had strong growth in our lower margin businesses, microelectronics and System x servers.

Second, within most of our system brands, we had better performance in the low end of the product lines, which typically have lower margins.

Turning to the brands, System z revenue declined 6 percent year-to-year at actual currency, down 2 percent at constant currency.

MIPS grew 22 percent year-to-year, driven by continued strong customer acceptance of specialty engines for Linux and Java workloads. Over 35 percent of the MIPS shipped were on these engines, the largest percentage of specialty engines in a quarter. These engines are priced aggressively to drive these workloads onto the platform. This is good for the longer term, but because the engines are priced aggressively, the mix impacted our revenue and margin in the quarter. We expect a more typical workload mix in the future.

We are continuing to add capabilities to the platform, and later this month we will announce our new midrange System z.

The workload mix, together with new capabilities, will help to drive improved performance in the second quarter.

System i revenue declined 22 percent, and 19 percent at constant currency as customers evaluated the refreshed System i products which became generally available in February. Revenue declines are not unusual in the quarter that we roll out a new product announcement.

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System i had strong volumes and revenue growth in its low-end and Express models which target the Small and Medium Business market space. We expect to see improvement in the mid range and high end of the product line as the year progresses.

System p UNIX servers declined 9 percent in the quarter, down 6 percent at constant currency.

System p volumes were up 9 percent, however revenue performance reflects a mix toward lower end offerings.

We expect more balance in the mix in second quarter, as we will have our first full quarter of shipments of our new 570’s and quadcore 560 midrange models. System p will complete its transition to POWER5+ in the third quarter.

System x servers grew 10 percent year-to-year, and 13 percent at constant currency, with growth in all geographies.

Server volumes grew over 20 percent, reflecting continued strong performance in Blades, which grew over 45 percent in both volumes and revenue. We had strong customer acceptance of the new BladeCenter H, the industry’s first high-speed chassis.

We believe we gained share in System x servers, and maintained our leadership in Blades.

Total Storage grew 6 percent, 9 percent at constant currency.

Total disk grew 6 percent, driven by strength in the midrange.

Our Storage Virtualization momentum continued with strong growth in the first quarter.

Tape grew 5 percent in the quarter.

We believe we held share in both tape and disk storage.

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Microelectronics revenue grew 37 percent year-to-year, based on strong client demand in the games processor business.

The annex of our East Fishkill fab is now operational and supporting production of 90 nanometer product and 65 nanometer development.

Engineering and Technology Services revenue declined 15 percent year-to-year as we wrapped around on last year’s strong performance.

We continue to leverage IBM’s advanced technologies with new customers in their innovative projects. For example, E&TS leverages its system design capabilities to collaborate with St. Jude Medical in the design, development and manufacturing of a patient care management system for implantable cardiac devices. Physicians will use the system to more efficiently conduct tests, review stored data, and program the implanted devices for optimal patient care.

Earlier this year, we announced the Technology Collaboration Solutions organization, which combines Engineering and Technology Services, OEM Microelectronics, and other key capabilities including our IP portfolio. These capabilities help our clients leverage collaborative innovation, spanning the entire technology life cycle from conceptual design through production. Technology Collaboration Solutions will drive synergistic growth from IBM’s core technologies.

Now let’s move on to Software – Chart 12.

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SOFTWARE

Software, at $3.9 billion, was up 2 percent year-to-year and was up 6 percent at constant currency. This growth was driven by our key middleware products, while operating systems and Product Lifecycle Management software declined.

Our Key Branded Middleware products continue to benefit from investments in development, sales and marketing, capturing the emerging trends in the marketplace. Our strategic acquisitions also add to the breadth and depth of this portfolio. As a result, we are well positioned in these fast growing technologies and our first quarter results point to the progress we’ve made.

Key Branded Middleware is made up of five key brands which provide an integrated suite for our customers.

The WebSphere family of software grew 26 percent and was up 30 percent at constant currency.

WebSphere provides the foundation for web-enabled applications, and is a key product set in deploying Services Oriented Architectures. We are the market leader in SOA and are seeing strong demand for our WebSphere products, including the application server, portal and our business integration products.

We believe we gained share for the quarter.

Information Management software grew 6 percent and was up 10 percent at constant currency.

We continue to enhance and expand our information management portfolio with products built around “information on demand”. We had particularly strong performance in our information integration product set as Ascential products continue to build momentum.

We believe we gained share in this market, and grew faster than our closest competitor.

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Lotus software was flat year-to-year, up 5 percent at constant currency.

Our Lotus products provide customers with collaborative solutions which enable the integration of people, data and business processes as part of IBM’s On Demand and SOA strategies. In a mature market, our Domino products had competitive pressure. However, adoption of Lotus Workplace software continued, more than doubling year-to-year.

Tivoli software was up 24 percent, and up 28 percent at constant currency.

Our growth was broad-based, with systems management, security, and storage software all delivering double-digit revenue growth in the quarter.

Our portfolio of storage software products has been embraced by customers and business partners due to their competitive price points and superior functionality.

Midway through the first quarter we completed the acquisition of Micromuse, which contributed profit in the quarter. Customers are quickly recognizing the value of the combined Micromuse and Tivoli product portfolios to help them manage their IT based business service needs.

We believe Tivoli gained share for the quarter.

Rational software was down 8 percent, and down 4 percent at constant currency in a slowing market.

In total, our Key Branded Middleware improved 11 percent year-to-year and was up 14 percent at constant currency.

Other Middleware was down 1 percent as reported, but up 1 percent at constant currency.

Other Middleware includes legacy products which provide a stable base of profits but grow at more modest rates.

Operating System Software declined 12 percent, down 9 percent at constant currency.

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Operating Systems are closely tied to our server products and provide a sound, cost-effective platform for our middleware and solutions. Growth this quarter was impacted by new product introductions in our mid-range servers. Product Life Cycle Management, or PLM software, is now included in the Software Segment.

PLM software includes computer-aided design and manufacturing products typically used in automotive, aerospace and other industrial customers. In the first quarter, a number of automotive companies delayed purchases, resulting in a modest decline in revenue.

Overall, our software business had another solid quarter. In 2005, we gained share in all five key brands, and with double-digit growth in Key Branded Middleware this quarter, we believe we continued to take share overall in the first quarter.

This revenue growth drove strong bottom line results. Software Segment pre-tax margin grew 4.3 points year-to-year to 23.1 percent.

Now I’ll wrap up – Chart 13.

22

CLOSING REMARKS

We have a balanced portfolio of businesses – hardware, software, and services – designed to deliver our longer-term financial objective of double-digit earnings per share growth. The strength and breadth of the model comes from being able to bring these businesses together, to consistently deliver solid overall profit performance.

This quarter:

We had improving fundamentals in our services business. Signings, both long-term and short-term, were up year-to-year. This translated to improved revenue growth, and we again improved our margins.

In hardware, we had good performance in microelectronics, storage, and our System x servers, while our other server brands were impacted by new product introductions and mix.

Our strong software performance was led by our Key Branded Middleware products, especially WebSphere and Tivoli, reflecting strong demand for products deploying Services Oriented Architectures, and the value of our systems management, security, and storage offerings.

So for the first quarter, our profit performance was once again driven by a combination of unit performance, portfolio actions, and execution of our productivity initiatives. Our services, hardware, and software businesses, together drove revenue growth of 4 percent, profit growth of 21 percent, earnings per share growth of 27 percent, and solid cash performance.

Given our start to the year, we are on track to deliver earnings per share growth for 2006 in line with the IBM model. This is consistent with the average of your estimates for the year.

Before going to Q&A, I want to mention our investor meeting later this quarter.

As I stated up front, we are working to create a truly globally-integrated company. One important element in our strategy is leveraging performance in emerging countries, including India and China.

We’d like to share our unique global capabilities, and for that reason we’re hosting our investor meeting in India in June. We have a full two day agenda planned.

23

You’ll have an opportunity to attend a large employee event, to visit our facilities in Bangalore, and to meet face-to-face with major business leaders from Asia. You can get more information on the event from Patricia and our investor relations team. We’re excited about the program, and I hope that you’ll join us on June 6th and 7th in Bangalore.

Now, Patricia and I will take your questions.

24

CLOSING

Thanks, Mark.

Before we begin the Q&A let me comment on two items.

First, as always, we have a few supplemental charts at the end of the deck that complement Mark’s prepared remarks.

Second, I’d ask you to refrain from multi-part questions. This will allow us to take questions from more callers.

OK operator, let’s open it up for questions.

25

Attachment II

-1-

IBM 1Q 2006
Earnings Presentation

April 2006

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-10-

GLOBAL SERVICES

Revenue $11.6B, -1%; +3% @CC

IGS WW Contract Signings +13% @CC
20
15
10
5
0
($B)
5.1
5.0
5.1
4.6
7.2
5.5
5.4
4.6
9.2
5.4
6.3
4.7
6.2
5.3
6.6
4.8
2Q04
3Q04
4Q04
1Q05
2Q05
3Q05
4Q05
1Q06
Long-Term
Short-Term

Signings	GTS $B	GTS Yr/Yr	GBS $B	GBS Yr/Yr
Short-Term	1.8	3%	3.0	5%
Long-Term	5.4	40%	1.2	(27%)
Total	7.2	29%	4.1	(6%)

May not add due to rounding

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IBM 1Q 2006
Earnings Presentation

April 2006

1

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially.

Additional information concerning these factors is contained in the Company’s filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations.

2

1Q06 FINANCIAL SUMMARY

				B/(W) Yr/Yr
Continuing Operations		B/(W)		w/o 2005
($ B except EPS)	1Q06	Yr/Yr		PC Results
Revenue	20.7	(10)%
@CC		(7)%		4%

GP%	39.1%	3.1	pts	0.5	pts
E/R%	27.3%	(0.1	)pts	1.7	pts
Pre-Tax Income	2.4	21%		24%
PTI%	11.8%	3.0	pts	2.2	pts
Tax Rate%	30.0%	0	pts
Shares (Diluted) (M)	1587.2	4.4%		4.4%

EPS	$1.08	27%		30%

Net cash from Ops
(Excl. Global Fin. A/R)	0.7	1.6
Global Fin. Leverage	6.9	0.0
Non-GF Debt / Cap	4%	1	pt

3

REVENUE

		B/(W) Yr/Yr
			@CC
($B)	1Q06	Rptd	w/o PC
Global Services	11.6	(1)%	3%
Hardware	4.6	(32)%	6%
Software	3.9	2%	6%
Global Financing	0.6	1%	4%
Other	0.0	(44)%	(44)%

IBM	20.7	(10)%	4%

4

GEOGRAPHIC REVENUE

		B/(W) Yr/Yr
				@CC
($B)	1Q06	Rptd	@CC	w/o PC

Americas	9.0	(3)%	(4)%	6%
Europe/ME/A	6.7	(14)%	(6)%	3%
Asia Pacific	4.1	(21)%	(16)%	(2)%
OEM	0.9	26%	26%	26%

IBM	20.7	(10)%	(7)%	4%

5

GROSS PROFIT MARGIN

		B/(W)
	1Q06	Yr/Yr Pts
Global Services	26.6%	2.3	pts
Hardware	31.1%	3.6	pts
w/o PC		(4.1	)pts
Software	84.2%	0.4	pts
Global Financing	52.9%	(1.3	)pts
Other	(48.6)%	nm

IBM	39.1%	3.1	pts
w/o PC		0.5	pts

nm = not meaningful

6

EXPENSE SUMMARY

		B/(W)
($B)	1Q06	Yr/Yr
SG&A	4.6	7%
RD&E	1.5	0%
IP and Custom Dev. Income	(0.2)	5%
Other Income and Expense	(0.2)	nm
Interest Expense	0.1	(36)%

Total Expense and Other Income	5.6	10%
w/o PCs		6%

E/R%	27.3%	(0.1	)pts
w/o PCs		1.7	pts

nm = not meaningful

May not add due to rounding

7

CASH FLOW ANALYSIS

($B)	1Q05	FY05	1Q06
Net Cash from Operations (Cont. Ops.)	2.1	14.9	3.1
Less: GF Accounts Receivable	3.0	1.8	2.4
Net Cash from Operations (Cont. Ops.), excl. GF Rec.	(0.9)	13.1	0.7
Investing Activities
Capital Expenditures, Net	(1.0)	(3.5)	(1.0)
GF A/R	3.0	1.8	2.4
GF Debt	0.1	(0.6)	0.5
Net GF Debt to A/R	3.1	1.3	2.9
Acquisitions	(0.2)	(1.5)	(0.7)
Divestitures	0.0	0.9	0.0
Return to Shareholders
Share Repurchase	(3.5)	(7.7)	(2.5)
Dividends	(0.3)	(1.2)	(0.3)
Change in Non-GF Debt	0.8	1.2	(0.6)
Other	0.1	0.7	0.1
Discontinued Operations	0.0	0.0	0.0
Change in Cash & Marketable Securities	(1.9)	3.1	(1.4)

May not add due to rounding

8

BALANCE SHEET

	Mar	Dec	Mar
($B)	2005	2005	2006
Cash & Marketable Securities	8.7	13.7	12.3
Non-GF Assets*	66.8	62.2	61.9
Global Fin. Assets*	29.5	29.9	28.0
Total Assets	104.9	105.7	102.2
Other Liabilities	51.6	50.0	47.3
Non-GF Debt	1.5	2.1	1.4
Global Financing Debt	21.9	20.5	21.1
Total Debt	23.4	22.6	22.5
Total Liabilities	75.0	72.6	69.8
Equity	29.9	33.1	32.5
Non-GF Debt/Cap	5%	7%	4%
Global Fin. Leverage	6.9	6.7	6.9

* Excluding Cash & Marketable Securities

May not add due to rounding

9

GLOBAL SERVICES

Revenue $11.6B, -1%; +3% @CC

($B)	1Q06	Yr/Yr		Yr/Yr @CC

Global Technology Services (GTS)
Revenue (External)	7.7	(1)%		2%
PTI Margin	10.3%	2.5	pts
Global Business Services (GBS)
Revenue (External)	3.8	(1)%		4%
PTI Margin	8.5%	4.7	pts

IGS WW Contract Signings +13% @CC

[CHART]

	GTS		GBS
Signings	$B	Yr/Yr	$B	Yr/Yr
Short-Term	1.8	3%	3.0	5%
Long-Term	5.4	40%	1.2	(27)%
Total	7.2	29%	4.1	(6)%

May not add due to rounding

	Rev	Rev
	Yr/Yr	@CC
SO	(3)%	0%
BTO	47%	51%
ITS	(6)%	(3)%
Maintenance	0%	3%
Global Technology Services	(1)%	2%

Global Business Services	(1)%	4%

10

SYSTEMS & TECHNOLOGY

Revenue $4.4B, +3%; +6% @CC

	1Q06 Revenue
	As Rptd	@CC	GP%	Share

System z	(6)%	(2)%	-	=	MIPS up 22%,
					Specialty engines growth
System i	(22)%	(19)%	-	-	Product transition
System p	(9)%	(6)%	-	-/=	Low-end growth Product transition
System x Servers	10%	13%	-	+	High-end server & Blades strength
Total Storage	6%	9%	-	=	Tape & mid-range disk growth
Microelectronics	37%	37%	-		Processors for games
E&TS	(15)%	(11)%	-		Strong prior year performance
Printing Systems	(8)%	(6)%	+		Competitive pricing and
					maintenance erosion
Retail Store Sols	17%	20%	+	+	Large customer transactions

11

SOFTWARE

Revenue $3.9B, +2%; +6% @CC

		1Q06
	% of SW	Yr/Yr	@CC
WebSphere Family		26%	30%
Information Management		6%	10%
Lotus		0%	5%
Tivoli		24%	28%
Rational		(8)%	(4)%
Key Branded Middleware	47%	11%	14%
Other Middleware	28%	(1)%	1%
Total Middleware	76%	6%	9%

Operating Systems	13%	(12)%	(9)%
Product Lifecycle Management	6%	(9)%	(3)%
Other Software/Services	5%	16%	19%
Total Software	100%	2%	6%

May not add due to rounding

•                  Gained share in Key Branded Middleware

•                  Strong demand driven by strength in SOA, Security and Storage software

•                  Pre-tax margin of 23.1%, up 4.3 pts

12

CLOSING REMARKS

•     Strong financial performance

4%	Revenue growth at constant currency w/o PCs
21%	Profit growth
27%	Earnings per share growth

$1.6B	Improvement in Cash from Operations, excluding GF Receivables
$12.3B	Cash on Hand
$2.8B	Returned to Shareholders

•                  India Investor Meeting

13

[LOGO]

14

SUPPLEMENTAL EXHIBITS

S2. Revenue – Key Industry Sales Units
S3. PC Results
S4. Currency: Year-to-Year Comparison
S5. Cash Flow (FAS 95)
S6-S12. Non-GAAP Financial Measures

S1

REVENUE - KEY INDUSTRY SALES UNITS

				w/o PC
		B/(W) Yr/Yr		B/(W) Yr/Yr
($B)	1Q06	Rptd	@CC	Rptd	@CC

Financial Svcs	5.5	(3)%	1%	1%	5%
Public	3.0	(10)%	(7)%	0%	3%
Industrial	2.7	(11)%	(7)%	(4)%	0%
Distribution	2.0	(8)%	(5)%	(4)%	0%
Communications	2.0	(4)%	(1)%	1%	4%

Small / Medium	3.8	(25)%	(22)%	1%	6%

All Sectors	19.9	(11)%	(7)%	0%	3%

May not add due to rounding

S2

PC RESULTS

	PC Business	Internal	Internal	Net	Est
	As Reported	Rev / GP*	IT Uplift*	Allocations**	PC Direct
1Q05
Revenue
External	2319				2319
Internal	26	(26)
PTI	(16)	(5)	19	39	37

*                 Intercompany sales and profits eliminated in consolidation

**          Allocations in support of PC operations which are not contractually recoverable under Lenovo relationship and effectively remain with IBM

See charts S6-S7 for additional description

S3

CURRENCY: YEAR-TO-YEAR COMPARISON

QUARTERLY AVERAGES PER US$

				4/17/06	@ 4/17/06 Spot
	1Q06			Spot	2Q06		3Q06		4Q06
Euro	0.83			0.82
Yr/Yr		-9%			-3%		0%		3%
Pound	0.57			0.57
Yr/Yr		-8%			-5%		-1%		1%
Yen	117			118
Yr/Yr		-12%			-10%		-6%		-1%

IBM Revenue Impact		-3	pts		-1 to -2	pts	0	pts	1	pts
IBM excluding PC		-4	pts		-1 to -2	pts	0	pts	1	pts

Negative Yr/Yr growth signifies a translation hurt

S4

CASH FLOW (FAS 95)

($B)	1Q05	FY05	1Q06
Net Income from Continuing Operations	1.4	8.0	1.7
Depreciation / Amortization	1.3	5.2	1.2
Stock-based Compensation Expense	0.3	1.0	0.2
Working Capital / Other	(3.9)	(1.1)	(2.4)
GF A/R	3.0	1.8	2.4
Net Cash provided by operating activities	2.1	14.9	3.1
Capital Expenditures, Net	(1.0)	(3.5)	(1.0)
Divestitures	0.0	0.9	0.0
Acquisitions	(0.2)	(1.5)	(0.7)
Other Investing	0.5	(0.3)	(2.3)
Net cash used in investing activities	(0.7)	(4.4)	(4.0)
GF Debt	0.1	(0.6)	0.5
Non-GF Debt	0.8	1.2	(0.6)
Dividends	(0.3)	(1.2)	(0.3)
Share Repurchase	(3.5)	(7.7)	(2.5)
Other	0.4	1.2	0.4
Net cash used in financing activities	(2.6)	(7.1)	(2.6)
Effect of exchange rate changes on cash	(0.2)	(0.8)	0.0
Discontinued Operations	0.0	0.0	0.0
Net Change in Cash & Cash Equivalents (Cont. Ops.)	(1.4)	2.5	(3.4)

May not add due to rounding

S5

NON-GAAP FINANCIAL MEASURES

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company also discloses the following non-GAAP information which management believes provides useful information to investors.

Divested PC Business

•                  On April 30, 2005, IBM sold its PC business. IBM’s reported results for the quarter ended March 31, 2006 do not include operational performance of the company’s PC business while the reported results for the comparable period in the prior year include three months of operational performance of the PC business. Management believes that it is important to investors to understand the financial results of the company adjusted for the impact of its divested PCD operations in order to show IBM’s results on a comparable basis year-to-year, which is more representative of the company’s operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance. Accordingly, management has presented certain financial results excluding the effects of the PC business.

S6

•                  Consistent with the company’s management system, its reportable segments include transactions between segments that are intended to reflect an arm’s-length transfer price and include intercompany profit. Management believes that a more appropriate measure of the financial impacts that the divestiture of the PC business has on IBM’s consolidated financial results should exclude any revenues associated with internal sales and intercompany profits, which are eliminated in consolidation. Accordingly, the results of the PC business have been adjusted from the reported PC segment. The basis for these adjustments are to give effect to intercompany and certain allocated expenses and the adjusted results are intended to display the impact on the IBM consolidated results on a basis comparable to which the company operates post-PC divestiture which management believes is meaningful and useful to investors.

S7

Cash Flows

•                  Management includes a presentation of cash flows that excludes the effect of Global Financing Receivables and subtracts net capital investments from Net Cash from Operations.   For a financing business, increasing receivables is the basis for growth.  Receivables are viewed as an investment and an income-producing asset. Capital investments are necessary to grow and sustain the business. Therefore, management presents financing receivables as an investing activity, which has the effect of lowering cash from operations, and net capital investments as a reduction of Net cash from Operations.  Management’s view is that this presentation gives the investor the best perspective of cash available for investment or for distribution to shareholders.

Constant Currency

•                  Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company’s businesses performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

S8

Pensions

•                  The complexity and volatility associated with the accounting and financial reporting for pension plans has been a major focus of the Company’s management and investors. To help investors better understand the estimates, judgments and performance of the plans, in the 2005 Annual Report, the Company provided significant disclosures. Management has presented certain historical and forecasted financial results excluding: (1) a one-time pre-tax curtailment charge recorded in 2005 relating to changes to the company’s U.S. defined benefit pension plans, (2) a 2Q 2005 charge related to the company’s restructuring initiatives, and (3) the year-to-year effects of incremental funding of the U.S. and U.K. pension plans. Given the unique and non-recurring nature of these charges, management believes that presenting such financial items without these charges is useful to investors in better understanding the company’s business performance. The Company believes the magnitude of these impacts can affect investors’ understanding of the Company’s overall business performance. Management further believes that investors’ understanding is enhanced when the year-to-year dynamics associated with pension cost (including pension funding) is rendered explicit in the discussion of the Company’s financial results. Therefore, while giving appropriate prominence to the GAAP based financial measures in presenting such results, the Company believes it is appropriate and useful to investors to include certain non-GAAP measures.

S9

RECONCILIATION TO NET CASH FROM OPERATIONS

($B)	1Q06	Yr/Yr
Net Cash from Operations (Cont. Ops.), excl GF Rec, Excl Pension Funding, incl Net Capital Investments	0.7	0.9

Plus: U.S. Pension Funding		1.7
Plus: U.K. Pension Funding	(1.0)	(1.0)

Net Cash from Operations (Cont. Ops.), excl GF Rec, incl Net Capital Investments	(0.3)	1.6

Less: Net Capital Investments	(1.0)	0.0

Net Cash from Operations (Cont. Ops.), excl GF Rec	0.7	1.6

Plus: GF Accounts Receivable	2.4	(0.6)

Net Cash from Operations (Cont. Ops.)	3.1	1.0

May not add due to rounding

S10

RECONCILIATION OF ESTIMATED 2006 RETIREMENT-RELATED COST

	Est.	Est.
($B)	FY06	B/(W)

2006 estimated retirement-related expense, excluding 2Q 2005 restructuring charge and 4Q 2005 curtailment charge *	2.3 - 2.4	(0.2) - (0.3)

Impact of 2Q 2005 restructuring charge and 4Q 2005 curtailment charge		0.3

2006 estimated retirement-related expense	2.3 - 2.4	0.0 - 0.1

* Previously estimated cost was between $2.5B -2.6B for a Yr/Yr impact of between $(0.4)B-$(0.5)B

S11

RECONCILIATION OF REVENUE GROWTH IN EMERGING COUNTRIES

	1Q 2006
	As	w/o	@ CC
	Reported	PCs	w/o PCs

Brazil	11%	23%	1%
China	(27)%	17%	15%
India	5%	58%	61%
Russia	14%	48%	48%
Total Emerging Countries	(8)%	27%	18%

S12

[LOGO]

Attachment III

COMPUTATION OF 1ST QUARTER 2006 GLOBAL FINANCING

RETURN ON EQUITY

The following are details on the computation of IBM’s Global Financing Return on Equity. The Global Financing segment is in the business of providing financing to IBM’s clients and its business partners, is managed as if it were a standalone entity. A financing business is managed on a leveraged basis and therefore, we measure the profitability of a financing entity based on its after-tax earnings in relation to the equity employed in the business.

(dollars in millions)		1Q 2006
Numerator:

1Q 2006 Global Financing after tax income *		$259

Annualized Global Financing after-tax income	(a)	$1,036

Denominator:

Average Global Financing Equity **	(b)	$3,066

Global Financing Return on Equity	(a)/(b)	34%

*      Calculated based upon an estimated tax rate principally based on Global Financing’s geographic mix of earnings as IBM’s provision for income taxes is determined on a consolidated basis.

**          Average of the ending equity for Global Financing for the last 2 quarters.